Registration No. 33-
____________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                      _______________________________

                                 FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      _______________________________


                         REEBOK INTERNATIONAL LTD.
          (Exact name of Registrant as specified in its charter)

           MASSACHUSETTS                   04-2678061
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                        100 Technology Center Drive
                      Stoughton, Massachusetts  02072
                              (617) 341-5000
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)

                            BARRY NAGLER, ESQ.
                    Vice President and General Counsel
                         Reebok International Ltd.
                        100 Technology Center Drive
                      Stoughton, Massachusetts  02072
                              (617) 341-5000
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                       Copies of communications to:


                           DAVID B. WALEK, ESQ.
                               Ropes & Gray
                          One International Place
                       Boston, Massachusetts  02110
                              (617) 951-7388

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.    [  ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.    [  ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [  ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                ___________


    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [  ]


                     CALCULATION OF REGISTRATION FEE

__________________________________________________________________________
                                  Proposed    Proposed
                                  maximum     maximum      Amount
Title of Each Class               offering    aggregate    of
of securities to be Amount to be  price per   offering     registration
registered          registered      unit      price        fee

Common Stock        2,000,000      $43.25*   $86,500,000    $26,212.12
$.01 par value,     shares
together with
related Common Stock
Purchase Rights
__________________________________________________________________________
*Estimated solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 11, 1996.


 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                         REEBOK INTERNATIONAL LTD.

                        1994 Equity Incentive Plan

                              COMMON STOCK
                            ($.01 Par value)




     The 1994 Equity Incentive Plan (the "Plan") provides for the issuance of stock options, stock appreciation rights, restricted stock and deferred stock to employees of Reebok International Ltd. (the "Company") or its subsidiaries and other persons or entities (excluding non-employee directors of the Company). The purpose of the Plan is to advance the interests of the Company and its subsidiaries by enhancing the Company's ability to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries;
(ii) reward such persons or entities for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares of the Company's Common Stock.

     This Prospectus and the Registration Statement filed with the Securities and Exchange Commission of which this prospectus is a part relates to shares of Common Stock that may be issued under the Plan to persons who are not employees of or consultants or advisors to the Company.


                           ____________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
         HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.




                 THE DATE OF THIS PROSPECTUS IS __________, 1996
                           AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the 1994 Equity Incentive Plan (the "Plan"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such contract or document. For further information regarding the Company and the Plan, reference is hereby made to the Registration Statement and the exhibits and schedules thereto which may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof, and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, the Company's Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

     1.   Annual Report on Form 10-K for the year ended December 31, 1995;

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

     3. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A dated July 12, 1985, and the description of Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A dated July 27, 1990, Amendment No. 1 thereto dated March 8, 1991 and Amendment No. 2 thereto dated December 6, 1991, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any or all of the above documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests should be directed to Reebok International Ltd., 100 Technology Center Drive, Stoughton, Massachusetts 02072, Attention: Office of Investor Relations, Telephone (617) 341-5000.


              DESCRIPTION OF THE 1994 EQUITY INCENTIVE PLAN

1.  PURPOSE

     The purpose of the 1994 Equity Incentive Plan (the "Plan") is to advance the interests of Reebok International Ltd. (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries;
(ii) reward such persons for such contributions; and (iii) encourage such persons to take into account the long-term interest of the Company through ownership of shares ("Shares") of the Company's common stock ("Stock").

     The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, all as more fully described below. The following description of the Plan is qualified by reference to the terms of the Plan itself, a copy of which has been filed with the Commission as an Exhibit to the Registration Statement of which this Prospectus is a part and copies of which are available from Reebok International Ltd., 100 Technology Center Drive, Stoughton, Massachusetts 02072, Attention: Office of Investor Relations. Capitalized terms used in this Plan description, and not otherwise defined, are used in this description as defined in the Plan.

2.  ADMINISTRATION

     The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee determines the recipients of Awards, the times at which Awards are made and the size and type or types of Awards to be made to each recipient and sets forth in such Awards the terms, conditions and limitations applicable to them. Awards may be made singly, in combination or in tandem. The Committee has full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of the Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, are conclusive and binding on all parties.

3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan became effective on May 3, 1994 (the "Effective Date").

     The Plan will terminate ten years after the Effective Date, subject to earlier termination of the Plan by the Board. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date.

4.   SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 12 below, (i) the maximum aggregate number of Shares of Stock that may be delivered for all purposes under the Plan is 7,000,000 and (ii) the maximum number of Shares of Stock awarded to any Participant in any calendar year under the Plan is (x) 250,000 Shares of Stock in the case of all Participants other than the Chief Executive Officer and/or President of the Company and (y) 500,000 Shares of Stock in the case of the Chief Executive Officer and/or President of the Company. The maximum aggregate number of Shares of Stock which may be issued under the Plan pursuant to the exercise of an ISO (as defined in Section 7 below) is 1,000,000. The maximum amount of compensation (other than Stock) that may be awarded to any Participant in any calendar year under the Plan is $2,000,000.

     If any Award requiring exercise by the Participant for delivery of Stock is canceled or terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of Shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants of Stock except that Stock subject to an Option canceled upon the exercise of an SAR shall not again be available for Awards under the Plan unless, and to the extent that, the SAR is settled in cash. Likewise, if any Award payable in Stock or cash is satisfied in Stock rather than cash, the amount of cash for which such Stock was substituted will be available for future Awards of cash compensation. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award will be available again for Awards under the Plan, but only to Participants who are not subject to Section 16 of the Exchange Act. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award will be available again for Awards under the Plan unless the Participant has received the benefits of ownership (within the applicable interpretation under Rule 16b-3 under the Exchange Act), in which case such Shares may only be available for Awards to Participants who are not subject to
Section 16 of the Exchange Act.

     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional Shares of Stock will be delivered under the Plan and the Committee shall determine the manner in which fractional Share value will be treated.

5.  ELIGIBILITY AND PARTICIPATION

     Those eligible to receive Awards under the Plan ("Participants") are persons in the employ of the Company or any of its subsidiaries ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, except that non-Employee directors of the Company or a subsidiary of the Company are not eligible to participate in this Plan. A "subsidiary" for purposes of the Plan is a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.  DELEGATION OF AUTHORITY

     The Committee may delegate to senior officers of the Company who are also directors of the Company (including, without limitation, the Chief Executive Officer and/or President) its duties under the Plan subject to such conditions and limitations as the Committee may prescribe, except that only the Committee may designate and make grants to Participants (i) who are subject to Section 16 of the Exchange Act or any successor statute, including, without limitation, decisions on timing, amount and pricing of Awards, or (ii) whose compensation is covered by Section 162(m) of the Code.

7.  OPTIONS

     a. NATURE OF OPTIONS. An option is an Award entitling the Participant to purchase a specified number of Shares at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Code (referred to herein as an "ISO") and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to Employees.

     b. EXERCISE PRICE. The exercise price of each option granted under the Plan (an "Option") is determined by the Committee, but in the case of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the Fair Market Value of a Share at the time the ISO is granted; nor may the exercise price of any other Option be less than 100% of the Fair Market Value of a Share at the time the Option is granted except that (i) Options may be granted to Participants who are not executive officers of the Company at less than Fair Market Value; (ii) in connection with an amendment of an Option which, in the opinion of the Committee, is or may be treated for tax or Section 16 purposes as a new grant of the Option, the exercise price of such amended Option may be equal to the exercise price of the original Option even if such exercise price is less than Fair Market Value, and (iii) in connection with an acquisition, consolidation, merger or other extraordinary transaction, Options may be granted at less than Fair Market Value in order to replace existing Options at comparable value; provided, that, in no case shall the exercise price of an Option be less, in the case of an original issue of authorized Stock, than the par value of a Share. For purposes of this Plan, "Fair Market Value" shall mean, except as provided below, the closing price of a Share as reported on the New York Stock Exchange on the date of the grant (based on THE WALL STREET JOURNAL report of composite Transactions) or, if the New York Stock Exchange is closed on the date of grant, the next preceding date on which it is open or, if the Shares are no longer listed on such Exchange, such term shall have the same meaning as it does in the case of ISOs. In the case of ISOs, the term "Fair Market Value" shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to ISOs. For purposes of this Plan, "ten-percent shareholder" shall mean any Employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

     c. DURATION OF OPTIONS. In no case shall an Option be exercisable more than ten years (five years, in the case of an ISO granted to a "ten-percent shareholder" as defined in (b) above) from the date the Option was granted.

     d. EXERCISE OF OPTIONS AND CONDITIONS. Options granted under any single Award will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

     e. PAYMENT FOR AND DELIVERY OF STOCK. Full payment for Shares purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form as the Committee may approve, including, without limitation, delivery of Shares of Stock.

8.  STOCK APPRECIATION RIGHTS

     a. NATURE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (an "SAR") is an Award entitling the recipient to receive payment, in cash and/or Stock, determined in whole or in part by reference to appreciation in the value of a Share. In general, an SAR entitles the recipient to receive, with respect to each Share as to which the SAR is exercised, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date the SAR was granted. However, the Committee may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Shares in comparison with the performance of other stocks or an index or indices of other stocks.

     b. GRANT OF SARS. SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

     c. EXERCISE OF SARS. An SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. An SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable. An SAR granted in tandem with an ISO may be exercised only when the market price of the Shares subject to the Option exceeds the exercise price of such Option. The Committee may at any time and from time to time accelerate the time at which all or part of the SAR may be exercised.

 9.  RESTRICTED STOCK

     A Restricted Stock Award entitles the recipient to acquire Shares, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer; continuous service with the Company; achievement of business objectives; and individual, unit and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award will have all the rights of a stockholder of the Company with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any dividends thereon.

10.  DEFERRED STOCK

     A Deferred Stock Award entitles the recipient to receive Shares to be delivered in the future. Delivery of the Shares will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Shares will take place. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

11.  TRANSFERS

     No Award (other than an Award in the form of an outright transfer of cash or Stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime will be exercisable only by the Participant or, in the event of a Participant's incapacity, his or her guardian or legal representative.

12.  ADJUSTMENTS

     a. In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan and to any Participant.

     b. In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of Shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

13.  RIGHTS AS A STOCKHOLDER

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Shares. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to the Participant's Award had such Shares been outstanding.

14.  CONDITIONS ON DELIVERY OF STOCK

     The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions or legends from Shares previously delivered under the Plan until, (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Shares are at the time listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel.

     If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

15.  TAX WITHHOLDING

     The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and further to condition the obligation to deliver or vest Shares under the Plan upon the Participant's paying the Company such amount as it may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability by delivery of Shares with a Fair Market Value equal to such liability or by having the Company withhold from Stock delivered upon exercise of an Award, Shares whose Fair Market Value is equal to such liability.

16.  MERGERS; ETC.

     In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding Options and SARs shall become immediately exercisable and each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions. Upon consummation of the Transaction, all outstanding Options and SARs shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting common stock of the acquiring or surviving corporation of other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

     In lieu of the foregoing, if there is an acquiring or surviving corporation or entity, the Committee may, by vote of a majority of the members of the Committee who are Continuing Directors (as defined below), arrange to have such acquiring or surviving corporation or entity or an Affiliate (as defined below) thereof grant to Participants holding outstanding Awards replacement Awards which, in the case of ISOs, satisfy, in the determination of the Committee, the requirements of Section 425(e) of the Code.

     The term "Continuing Director" shall mean any director of the Company who
(i) is not an Acquiring Person or an Affiliate of any Acquiring Person and
(ii) either was (A) a member of the Board of Directors of the Company on the Effective Date or (B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination. The term "Acquiring Person" shall mean, with respect to any Transaction, each Person who is a party to or a participant in such Transaction or who, as a result of such Transaction, would (together with other Persons acting in concert) own a majority of the Company's outstanding Common Stock; provided, however, that none of the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company or any trustee in respect thereof acting in such capacity shall, for purposes of this Section, be deemed an "Acquiring Person". The term "Affiliate", with respect to any Person, shall mean any other Person who is, or would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

17.  AMENDMENTS AND TERMINATION

     The Committee has the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with the Plan provided that, except for adjustments under Section 12 hereof, no such action modifies such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award.

     The Board may amend, suspend or terminate the Plan except that no such action may be taken, without shareholder approval, which would effectuate any change for which shareholder approval is required pursuant to Section 16 of the Exchange Act.

18.  PRIOR PLANS

     The Plan replaced the Reebok International Ltd. 1985 Stock Option Plan, the Reebok International Ltd. 1986 Stock Option Plan for Selected Individuals and the Reebok International Ltd. 1987 Stock Bonus Plan which were terminated and replaced as superseded by the Plan on the Effective Date.
19.  MISCELLANEOUS

     The Plan is governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

                             USE OF PROCEEDS

     The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be issued pursuant to the Plan or the prices at which such shares will be sold. The net proceeds from the sale of the shares of Common Stock pursuant to the Plan will be used for general corporate purposes.

                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

INTRODUCTION

     The following discussion summarizes certain federal income tax consequences of participation in the Plan and is based on the law as in effect on the date of this Plan description. The summary does not address all federal tax consequences, nor does it cover state, local or non-U.S. tax consequences. Participants are urged to consult with their personal tax advisors for a complete review of the tax issues that may be associated with participation in the Plan.

STOCK OPTIONS

     In general, neither the grant nor the exercise of an Option results in any taxable income to a Participant. However, a Participant may have taxable income upon exercise of an Option, and a Participant may have further tax consequences upon disposition of any shares of Common Stock received upon the exercise of an Option.

     Upon exercise of a nonstatutory Option, a Participant will realize "ordinary income" equal to the amount (the "Option Spread"), if any, by which the then current value of the Common Stock purchased upon exercise of the Option exceeds the option exercise price. If the Participant is an Employee, this income -- like other wages -- is subject to tax withholding.

     Any subsequent sale of Common Stock purchased under a non-statutory Option may result in a capital gain or loss. Gain on a sale of Common Stock with a holding period of more than one year is treated as "long term" gain subject to a maximum federal income tax rate of 28%. If a Participant sells the Common Stock at a loss, the Participant is generally entitled to claim a capital loss, although the tax rules prohibit claiming a loss on so-called "wash sales" and sales to certain related parties (for example, a family member). The amount of gain or loss recognized on any sale will depend on a Participant's tax basis in the Common Stock. If the option exercise price was paid entirely in cash, tax basis is the amount of cash paid plus any additional ordinary income realized in connection with the exercise (as, for example, described in the preceding paragraph). If part or all of the exercise price was paid by the Participant's surrendering previously-owned shares of Common Stock, tax basis (and capital gains holding period) in the surrendered shares carries over to an equivalent number of shares purchased under the Option. Any additional shares purchased under the Option have a tax basis equal to any cash paid plus any ordinary income realized in connection with the exercise.

     Different rules apply to ISOs. No ordinary income results upon exercise of an ISO. However, exercise of an ISO increases alternative minimum taxable in come ("AMTI") by an amount equal to the Option Spread. This increase may give rise to an alternative minimum tax ("AMT") liability. Whether exercise of an ISO gives rise to an AMT liability will turn on a number of factors, including the size of the Option Spread relative to overall income. The rules for determining AMT liability require computation of AMTI in excess of certain exemption amounts, with certain adjustments. The AMT tax rate (at a maximum rate of 28%) must then be applied. If the resulting tax amount is greater than the tax computed under the ordinary method, a Participant owes the AMT. If a Participant is required to pay the AMT by reason of exercising an ISO, the Participant may be able to credit a portion of the AMT against regular tax liability in subsequent years.

     In addition, shares purchased under an ISO ("ISO shares") are subject to special tax holding rules. If a Participant holds ISO shares for at least two years from the date of the Option grant and at least one year after exercise, any gain or loss recognized for tax purposes upon a subsequent sale of the shares will be a long-term capital gain or loss. However, a disposition of ISO shares within either of these special holding periods (a so-called "disqualifying disposition") has the following consequences:

     - A Participant will have ordinary income in the year of the disposition. Normally, the measure of the amount of this income is the Option Spread at the time the option was exercised. If the disposition was a sale (other than to a related party), however, and if the Common Stock was sold for less than what it was worth on the date that the ISO was exercised, the ordinary income is limited to the gain on the sale, if any. The ordinary income realized upon a disqualifying disposition of ISO shares is taxable but is not subject to withholding.

     - The Participant may have additional gain on the disposition. Any additional gain will be treated as long-term capital gain if the shares have a capital-gains holding period of more than one year; otherwise it will be treated as short-term capital gain.

     - In certain cases, a Participant may be treated as disposing of ISO shares for purposes of the "disqualifying disposition" rules even though the Participant has not sold the shares -- for example, if the Participant makes a gift of the shares (other than to a spouse), or if the Participant uses them to exercise another ISO within the one-year or two-year holding periods described above.

     - A "disqualifying disposition" of ISO shares that takes place in the same year as the increase in AMTI attributable to the ISO exercise has the effect of eliminating the AMTI adjustment.

     An individual's tax basis in ISO shares (used in measuring any capital gain or loss upon a sale or exchange) will depend on a number of factors. In general, the rules for determining tax basis are similar to those described above for nonstatutory options. However, because no taxable ordinary income results upon exercise of an ISO, aggregate tax basis in ISO shares (except for AMT calculation purposes) is generally limited to the amount of cash paid plus tax basis in any shares surrendered as part of the purchase price. On the other hand, tax basis in ISO shares that are disposed of in a "disqualifying disposition" is increased by the amount of any ordinary income realized by reason of that disposition.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.
                                                       Amount

    SEC registration fee . . . . . . . . . . . . . . .  $26,212.12
    Legal fees and expenses. . . . . . . . . . . . . .  $ 5,000.00
    Miscellaneous. . . . . . . . . . . . . . . . . . .  $ 5,000.00

         Total . . . . . . . . . . . . . . . . . . . .  $36,212.12


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 67 of Chapter 156B of the Massachusetts General Laws provides that indemnification of directors and officers of the Registrant may be provided to the extent specified or authorized by its articles of organization or a by-law provision adopted by the stockholders.

    Under Section 9 of the By-laws of the Registrant, the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant (any person serving another organization in one or more of the indicated capacities at the request of the Registrant who shall have acted in good faith in the reasonable belief that his action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the Registrant) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the Registrant if it is ultimately determined that indemnification of such expenses is not authorized under Section 9. The right of indemnification provided by Section 9 of the By-laws is not to be exclusive of and is not to affect any other rights to which any director or officer may be entitled. As used in said Section 9, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in Section 9 shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Item 16.       EXHIBITS

Exhibit
Number    Description of Exhibit

5.1 Opinion of Ropes & Gray with respect to the legality of the securities being registered.

23.1      Consent of  Ropes & Gray - included in Exhibit 5.1.

23.2      Consent of Ernst & Young LLP

24.1      Power of Attorney -- See signature page of this Registration
          Statement.

Item 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities rising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Town of Stoughton, The Commonwealth of Massachusetts, as of the 16th day of December, 1996.

                                  REEBOK INTERNATIONAL LTD.


                                  By /s/ KENNETH WATCHMAKER
                                       Name:     Kenneth Watchmaker
                                       Title:    Chief Financial Officer

                             POWER OF ATTORNEY


    We, the undersigned officers and directors of Reebok International Ltd., hereby severally constitute Kenneth I. Watchmaker, John B. Douglas III, Barry Nagler and Randi S. Ingerman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Reebok International Ltd. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Witness our hands and common seal on the date set forth below.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of December, 1996.

Signature                    Capacity

                        President, Chief Executive
                        Officer (Principal Executive
                        Officer) and Chairman of the
/s/ PAUL B. FIREMAN     Board of Directors
Paul B. Fireman


                        Executive Vice President
                        and Chief Financial Officer
                        (Principal Financial and
/s/ KENNETH WATCHMAKER  Accounting Officer)
Kenneth I. Watchmaker


/s/ PAUL R. DUNCAN      Director
Paul R. Duncan

/s/ WILLIAM F. GLAVIN   Director
William F. Glavin


/s/ MANNIE L. JACKSON   Director
Mannie L. Jackson


____________________    Director
Bertram M. Lee, Sr.


/s/ RICHARD G. LESSER   Director
Richard G. Lesser



/s/ WILLIAM M. MARCUS   Director
William M. Marcus


/s/ ROBERT MEERS        Director
Robert Meers


/s/ GEOFFREY NUNES      Director
Geoffrey Nunes


/s/ JOHN A. QUELCH      Director
John A. Quelch
































                               EXHIBIT INDEX




Exhibit        Description                   Location


5.1            Opinion of Ropes & Gray       Filed herewith
               with respect to the
               legality of the securities
               being registered

23.1           Consent of Ropes & Gray-      Exhibit 5.1
               included in Exhibit 5.1

23.2           Consent of Ernst & Young LLP  Filed herewith

24.1           Power of Attorney             Signature Pages